                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                            Schedule 14A Information

                               PROXY STATEMENT

                        Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934
                              (Amendment No.     )


Filed by the Registrant: Acme Metals Incorporated
                         ------------------------------------------------------
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Acme Metals Incorporated
- -------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)

                            Acme Metals Incorporated
- -------------------------------------------------------------------------------
                   (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 9-11(c)(1)(ii),141-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules (14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
                                                                   -----
- --------------------------------------------------------------------------------

2. Aggregate number of securities to which transaction applies:
                                                                --------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

4. Proposed maximum aggregate value of transaction:
                                                    --------------------

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:
                           --------------------------------------------

2. Form, schedule or registration statement no.:
                                                 ----------------------

3. Filing party:
                 -------------------------------------------------------

4. Date filed:
               -------------------------------------------------------

                                    [LOGO]


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

       Notice is hereby given that the 1995 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation, (the "Company") will be held at Harris Trust and Savings Bank, 111 West Monroe, Chicago, Illinois 60690, on Thursday, April 27, 1995, at 10:00 a.m., central time, for the purpose of considering and voting on:

       1. the election of six directors, two to serve for a one-year term and four to serve for a three-year term;

       2. the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1995;

       3. the transaction of such other business as may properly come before the meeting.


       The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 6, 1995, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

       Whether or not you plan to attend the meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.


                                        /s/ Edward P. Weber, Jr.

                                        Edward P. Weber, Jr.
                                        Secretary

Riverdale, Illinois
March 31, 1995


                  IMPORTANT - YOUR PROXY IS ENCLOSED IN THE
            ADDRESS WINDOW OF THE ENVELOPE CONTAINING THIS MATERIAL



13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182  PHONE 708 849-2500

                           ACME METALS INCORPORATED
            13500 S. PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182

                                 ---------------

                                 PROXY STATEMENT


      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Acme Metals Incorporated of the accompanying proxy to be used at the Annual Meeting of Shareholders of Acme Metals Incorporated and any adjournment thereof. In this proxy statement "Company" means Acme Metals Incorporated and its predecessor company, "Board" means the Board of Directors of the Company, "common stock" means the common stock of the Company, "Annual Meeting" means the Annual Meeting of Shareholders.

      The Annual Meeting will be held on Thursday, April 27, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. At the date of this proxy statement the only business which the Board intends to present, or knows that others will present, is described in this proxy statement.

      The Board has fixed the close of business on March 6, 1995 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. At the record date, there were 11,576,084 shares of common stock, par value $1.00 per share, outstanding and entitled to vote on all matters to be acted upon at the meeting.

      The Notice of Meeting, this proxy statement, form of proxy card and Annual Report/Form 10-K for 1994 are being mailed on or about March 31, 1995 to each shareholder of the Company at such holder's address of record.

      Unless otherwise indicated, information furnished in this proxy statement prior to May 25, 1992 is for Acme Steel Company and after May 25, 1992 is for Acme Metals Incorporated. The Securities and Exchange Commission has determined that for reporting purposes Acme Metals Incorporated is successor to Acme Steel Company.

      Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of common stock held, each shareholder is entitled to cast one vote for each nominee for each of the six directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of common stock held. The six nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the meeting. Approval of Proposal No. 2 addressing ratification of the selection of independent accountants, described herein, will require the affirmative vote of the majority of the shares of common stock represented at the meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Shares of common stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting, and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted FOR the election of the Board's nominees and FOR ratification of the selection of Price Waterhouse as independent accountants. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the meeting.

      The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies.

      The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,500.00 and will reimburse such organization for certain expenses incurred by it.

      In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this proxy statement on or before November 20, 1995.

      The Company's 1994 Annual Report/Form 10-K is being mailed to shareholders on or before the date of mailing of this proxy statement. The Annual Report/Form 10-K contains financial and other information about the Company, but the Annual Report/Form 10-K is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

      SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S FORM 10-K SHOULD DIRECT INQUIRIES TO CHARLES
A. NEKVASIL, DIRECTOR, PUBLIC AND INVESTOR RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

      The Notice of Meeting, this proxy statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees Retirement Savings Plan, the Company's Employee Stock Ownership Plan and the Alpha Tube Corporation Employees 401(k) Retirement Plan. Harris Trust and Savings Bank, Trustee for the plans, as the shareholder of record of the shares of common stock held in the plans, will vote the shares in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board in this proxy statement.

                   ELECTION OF DIRECTORS (PROPOSAL NO. 1)

      The Restated Certificate of Incorporation of the Company provides that the Board shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.
The Board has fixed the number of directors at twelve. Shareholders may only vote their shares for the number of nominees named in this proxy statement.

      There are currently twelve directors; three Class I directors whose terms expire in 1996 (Messrs. Gauthier, McCall and Wilson); one Class I director whose term expires in 1995 (Mr. Sutherland); three Class II directors whose terms expire in 1997 (Messrs. Bennett, Laidlaw and LePage), and five Class III directors whose terms expire in 1995 (Messrs. Jordan, MacDonald, Marsden, Sovey, and Dr. O'Cleireacain).

      The Board of Directors proposes that two directors be elected as Class I directors for a one-year term expiring in 1996 and four directors be elected as Class III directors for a three-year term expiring in 1998. Dr. O'Cleireacain would be reclassified from a Class III director to a Class I director with a term expiring in 1996; Mr. Sutherland's classification would continue as a Class I director, however, his term would expire in 1996 with the other Class I directors.

      Should all directors be elected as proposed, the number and classes of directors would be five Class I directors with terms expiring in 1996; three Class II directors with terms expiring in 1997, and four Class III directors with terms expiring in 1998. This will balance the number of directors within each class as equally as possible as is required in the By-Laws.

      The six persons listed below, as nominees to be elected as directors, will serve for the terms indicated and until their respective successors shall be elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board has authorized Messrs. Stephen D. Bennett, Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board may reduce the number of directors in accordance with the By-Laws of the Company.

      At the time of the Reorganization in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company, if applicable.

      Information regarding the nominees and current directors is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each current director has served continuously since he or she was first elected.


NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 1996


                  CAROL O'CLEIREACAIN
                  Age 48
                  Director since April 1994 (Designated Union Representative)
                  Member:  Audit Review and Nominating Committees

        [Photo] Independent Consultant January 1994 to present; Director, New York City Office of Management and Budget (municipal government) August 1993 to December 1993; Commissioner of the New York City Department of Finance (municipal government) February 1990 to August 1993; Chief Economist for District Counsel 37, American Federation of State, County and Municipal Employees (labor union) September 1976 to February 1990.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 1996 -
CONTINUED


                  L. FREDERICK SUTHERLAND
                  Age 43
                  Director since January 27, 1995

      [Photo] President of Uniform Services Group of ARAMARK Corporation (diversified services management company) April 1, 1993 to present; Senior Vice President, Finance February 1991 to April 1993 and Vice President of Corporate Finance and Development August 1988 to February 1991 of ARAMARK Corporation. He is a director of ARAMARK Corporation and many of its subsidiary companies.


NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 1998


                  EDWARD G. JORDAN
                  Age 65
                  Director since July 1988
                  Member: Audit Review, Finance (Chairman) and Nominating Committees

         [Photo] Private Investor 1989 to present; Consultant to the Board of Trustees of The American College (private, accredited, nontraditional college specializing in financial services and insurance education) during 1988 and President and Chief Executive Officer 1982 through 1987. He is a director of ARAMARK Corporation and The Pittston Company.


                  REYNOLD C. MacDONALD
                  Age 76
                  Director since June 1986
                  Member: Audit Review, Executive, Finance and Nominating Committees

         [Photo] Retired Chairman of the Board of Acme Steel Company since May 1992. Chairman of the Board of Acme Steel Company June 1986 to May 1992. He is a director of ARAMARK Corporation and Kaiser Resources.


                  BRIAN W. H. MARSDEN
                  Age 63
                  Director since June 1986
                  Member:  Executive (Chairman) and Finance Committees

         [Photo] Chairman and Chief Executive Officer since January 1, 1993; Chairman, President and Chief Executive Officer May 1992 through December 1992; President and Chief Executive Officer of Acme Steel Company June 1986 to May 1992.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 1998
- -CONTINUED

                  WILLIAM P. SOVEY
                  Age 61
                  Director since June 1991
                  Member: Compensation, Finance and Nominating (Chairman) Committees

         [Photo] Vice Chairman and Chief Executive Officer of Newell Co. (manufacturing and marketing company for high volume hardware and housewares, office and industrial products) since 1992; President and Chief Operating Officer of Newell Co. 1986 to 1992.



THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF TWO (2) NOMINEES AS CLASS I DIRECTORS OF THE COMPANY AND FOUR (4) NOMINEES AS CLASS III DIRECTORS OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.


CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1996

                  C. J. GAUTHIER
                  Age 73
                  Director since June 1986
                  Member: Audit Review, Compensation, Executive and Nominating Committees

         [Photo] Retired Chairman, President and Chief Executive Officer of NICOR Inc. (public utility holding company) since January 1986.


                  JULIEN L. MCCALL
                  Age 73
                  Director since June 1986
                  Member:  Compensation, Finance and Nominating Committees

         [Photo] Retired Chairman of the Board and Chief Executive Officer of National City Corporation (bank holding company) since May 1986. Chairman of the Board and Chief Executive Officer of National City Corporation from December 1980 to May 1986. He is a director of Brush Wellman Inc. and R B & W Corporation.


                  WILLIAM R. WILSON
                  Age 67
                  Director since July 1992
                  Member:  Audit Review, Compensation and Nominating Committees

         [Photo] Retired Chairman and Chief Executive Officer of Lukens Inc. (manufacture and sale of plate steel and stainless steel products) since December 1991; Chairman and Chief Executive Officer April 1981 to December 1991. He is a director of Columbia Gas System, Inc. and Provident Mutual Life Insurance Company.

CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1997

                  STEPHEN D. BENNETT
                  Age 46
                  Director since January 1993
                  Member:  Executive and Finance Committees

         [Photo] President and Chief Operating Officer of Acme Metals Incorporated since January 1, 1993 and Group Vice President May 25, 1992 to December 31, 1992; Group Vice President of Acme Steel Company (integrated steel producer) January 1992 through May 1992 and Vice President-Operations June 1990 through December 1991; General Manager of Fairfield Works, USS Division of USX Corporation (domestic integrated steel producer) December 1987 to May 1990.


                  ANDREW R. LAIDLAW
                  Age 48
                  Director since May 1987
                  Member: Audit Review (Chairman), Executive and Nominating Committees

         [Photo] Chairman of the Executive Committee or Partner at the firm of Seyfarth, Shaw, Fairweather & Geraldson (law firm) since 1978.


                  FRANK A. LePAGE
                  Age 67
                  Director since May 1987
                  Member: Compensation (Chairman), Finance and Nominating Committees

         [Photo] Retired Director and Executive Vice President of The Firestone Tire & Rubber Company (manufacturer of tires and related products) since 1982. He is a director of Parker-Hannifin Corporation.

BOARD AND COMMITTEE MEETINGS

      The Board has an Audit Review Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended 1994 there were eleven Board of Director meetings, two Audit Review Committee meetings, two Compensation Committee meetings, two Finance Committee meetings and four Nominating Committee meetings. The Executive Committee did not meet. In the 1994 fiscal year each director was present for at least 75% of the combined number of meetings of the Board and Committees on which each director served. The members of the committees are identified above.

      The Audit Review Committee is charged with the duties of recommending to the Board the appointment of independent accountants; meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting; reviewing financial statements; and reviewing, appraising, and reporting to the Board on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

      The Compensation Committee reviews and makes recommendations to the Board regarding all salaries and benefits relating to officers of the Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and administers certain benefit plans.

      The Executive Committee may exercise all of the powers of the Board with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board.

      The Finance Committee reviews and makes recommendations to the Board with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

      The Nominating Committee reviews and makes recommendations to the Board regarding criteria for membership on the Board, the number of members of the Board, reviews nominees for membership to the Board, makes recommendations to the Board with respect to the Company's policies on the level of compensation of Board members and the retention and retirement of directors who are not officers of the Company. Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.

DIRECTORS COMPENSATION

      Mr. MacDonald entered into an agreement with the Company effective June 1, 1992 to provide consulting services for a three-year period (through May 31, 1995). Mr. MacDonald is paid an annual fee of $50,000 in addition to any payments to which he may be entitled as a non-employee director of the Company. Under the terms of the contract, he is furnished with an office, secretarial and certain other business office services which amounted to approximately $40,000 in 1994. On March 1, 1995 the Nominating Committee recommended to the Board of Directors and the Board of Directors approved the Company entering into an agreement to extend the term of the consulting services agreement with Mr. MacDonald for an additional two-year period ending May 31, 1997 upon the same terms and conditions contained in the existing agreement. The Company and Mr. MacDonald have not executed this extension agreement but will do so prior to the expiration of the current agreement.

      Directors who are not also officers of the Company are currently paid an annual director's fee of $18,000 and a fee of $1,000 for attending a meeting of the Board and a fee of $1,000 for attending a meeting of a committee of the Board, whether or not more than one meeting is held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees are paid an additional annual fee of $2,000. The Company provides accidental death and dismemberment insurance for all outside directors while on the business of the Company. All Directors are reimbursed for expenses incurred in connection with Board and committee meetings.

      In addition to the remuneration above, the Company paid fees not material in amount for services rendered by certain outside directors outside the scope of normal Board and committee meetings.

      In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan") which provides for benefits to directors who are not employees of the Company and who retire from the Board after attaining 65 years of age. Four years of service as a non-employee director is required to be eligible for a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement. The benefit increases 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The Directors

Retirement Plan is an unfunded non-qualified plan and all benefits will be paid out of current earnings. No benefits are payable to the spouse or dependents of a retired director.

      Under the Company's Non-Employee Directors' Stock Compensation Plan (the "Plan") adopted January 27, 1995, 50% of the annual retainer payable to non-employee directors is paid in shares of the Company's common stock. The Plan is administered by the Nominating Committee of the Board of Directors.

      In accordance with the terms of and the formula in the Plan, each non-employee director of the Company received 490 shares of common stock on January 27, 1995. Commencing in 1996, on the 5th business day following the release to the public of the Company's fourth quarter and year-end financial results (the "Issue Date"), each non-employee director will receive a number of shares equal to one-half of the annual retainer in effect at the time divided by the fair market value of the Company's common stock on the Issue Date.

      Non-employee directors are entitled to dividends, as and if declared, and have full voting rights on the shares issued under the Plan. No shares under the Plan may be assigned, sold, transferred, pledged or otherwise encumbered for a period of two years after the Issue Date (including any stock dividend), unless a non-employee director ceases to serve on the Board of Directors by reason of death, disability or retirement, in which case the restrictions cease immediately.

      A total of 25,000 shares have been reserved under the Plan. Shares issued under the Plan may be authorized and unissued shares or authorized and issued shares which have been reacquired by the Company. The Plan may be terminated by the Board of Directors at any time or the Plan will terminate when all of the shares reserved shares have been issued.


                      EXECUTIVE OFFICERS OF THE COMPANY

      The following is a listing of the executive officers of the Company. Service with Acme Steel Company is considered as service with the Company. All positions are with the Company.



NAME                     AGE     OFFICES HELD/BUSINESS EXPERIENCE             DATES HELD
- -------------------      ---     --------------------------------             ----------
Brian W. H. Marsden      63      Chairman and Chief Executive Officer         January 1993 to present
                                 Chairman, President and Chief Executive      May 1992 to December 1992
                                 Officer
                                 President and Chief Executive Officer        June 1986 to May 1992

Stephen D. Bennett       46      President and Chief Operating Officer        January 1993 to present
                                 Group Vice President                         January 1992 to December 1992
                                 Vice President-Operations                    June 1990 to December 1991

Gerald J. Shope          51      Vice President-Employee Relations            April 1, 1995*

Richard J. Stefan        58      Vice President-Employee Relations            June 1986 to March 31, 1995**

Edward P. Weber, Jr.     57      Vice President, General Counsel and          June 1986 to present
                                 Secretary

* Elected effective April 1, 1995; currently Vice President-Human Resources of Acme Steel Company since January 1, 1992
**  Retirement date March 31, 1995


NAME                     AGE     OFFICES HELD/BUSINESS EXPERIENCE             DATES HELD
- -------------------      ---     -----------------------------------------    ----------------------
Jerry F. Williams        55      Vice President-Finance and Administration   July 1, 1994 to present
                                 Vice President-Finance and
                                 Administration and Treasurer                May 1991 to July 1994
                                 Vice President-Finance and
                                 Administration                              June 1986 to May 1991

James W. Hoekwater       48      Treasurer                                   July 1, 1994 to present

Gregory J. Pritz         37      Controller                                  August 1, 1994 to present


                              SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

      As of February 10, 1995, the following entities were known to the Company to be the beneficial owners of more than 5% of common stock:


                                          NUMBER OF SHARES           PER CENT
    NAME AND ADDRESS OF                   OF COMMON STOCK               OF
    BENEFICIAL OWNER                     BENEFICIALLY OWNED (1)      CLASS (2)
    -------------------------------      ---------------------       ---------
    Mackenzie Financial Corporation           1,425,000 (3)            11.9
    Suite 805
    150 Bloor Street West
    Toronto, Ontario M5S 3B5

    Goodman & Company Investment Counsel        805,000 (4)             6.7
    Scotia Plaza
    40 King Street West
    Toronto, Ontario M5H 4A9

    General Accident Assurance Company          650,000 (4)             5.4
    Two First Canadian Place
    Suite 2600
    Toronto, Ontario M5X 1J1

- -------------
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the per cent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act.

                                       9



(3) The number of shares of common stock beneficially owned was determined by a review of a Schedule 13G filed with the Securities and Exchange Commission which states that Mackenzie Financial Corporation has sole voting and dispositive power for all of the shares reported.

(4) The number of shares of common stock beneficially owned was disclosed by a representative of the company in a telephone conversation with a representative of the Company.

OFFICERS AND DIRECTORS

     The following table sets forth as of February 10, 1995 information with respect to beneficial ownership of the Company's common stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, all directors and executive officers as a group, and per cent of class.


                                                                    PER CENT
     NAME OF                  AMOUNT AND NATURE OF                     OF
     BENEFICIAL OWNER         BENEFICIAL OWNERSHIP (1)               CLASS(2)
     Stephen D. Bennett              38,911 (3)                        *
     C. J. Gauthier                     663                            *
     Edward G. Jordan                 1,490                            *
     Andrew R. Laidlaw                1,490                            *
     Frank A. LePage                  2,990                            *
     Reynold C. MacDonald            50,490                            *
     Brian W. H. Marsden            156,958 (4)                       1.3
     Julien L. McCall                 1,490                            *
     Carol O'Cleireacain                590                            *
     William P. Sovey                 1,490                            *
     Richard J. Stefan               42,174 (5)                        *
     L. Frederick Sutherland            490                            *
     Edward J. Weber, Jr.            36,981 (6)                        *
     Jerry F. Williams               63,224 (7)                        *
     William R. Wilson                1,490                            *

     All directors and executive    404,077 (3)(4)(5)(6)(7)           3.4
     officers as a group, 17 persons

*    Less than 1% of class

- -------------
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the per cent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act.

                                       10

(3) Includes 24,400 shares which are not now owned but could be acquired by exercise of stock options, 7,000 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 2,263 shares held by the trustee of the Company's Employee Stock Ownership
     Plan ("ESOP") which are attributable to Mr. Bennett's account.

(4) Includes 91,800 shares which are not now owned but could be acquired by exercise of stock options, 3,700 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,500 shares owned by a family member to which Mr. Marsden disclaims beneficial ownership, and 4,178 shares held by the trustee of the ESOP which are attributable to Mr. Marsden's account.

(5) Includes 25,550 shares which are not now owned but could be acquired by exercise of stock options, 800 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,407 shares held by the trustee of the Company's Salaried Employees Retirement
     Savings Plan (SERSP) which are attributable to Mr. Stefan's account and 2,762 shares held by the trustee of the ESOP which are attributable to Mr.
     Stefan's account.

(6) Includes 25,650 shares which are not now owned but could be acquired by exercise of stock options, 4,200 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 100 shares held by family members, and 2,831 shares held by the trustee of the ESOP which are attributable to Mr. Weber's account.

(7) Includes 32,250 shares which are not now owned but could be acquired by exercise of stock options, 4,580 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 14,534 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account, and 3,451 shares held by the trustee of the ESOP which are attributable to Mr. Williams' account.

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

     On March 6, 1995, Harris Trust and Savings Bank, Trustee for the Company's Salaried Employees Retirement Savings Plan, the Company's Employee Stock Ownership Plan, and the Alpha Tube Corporation Employees 401(k) Retirement Plan, held 956,056 shares, or 8.2%, of common stock then outstanding. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board in this proxy statement. In addition, on March 6, 1995 Harris Trust and Savings Bank, as Trustee under the Company's Pension and Retirement Plans Trust ("Trust"), held 110,428 shares, or .9%, of common stock then outstanding. Under the terms of the Trust, absent direction from the Company, the Trustee is authorized to exercise voting rights as it deems proper.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 filed.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994 except that Mr. Hoekwater was late in filing the Form 3 report and Mr. Williams was late in filing a Form 4 report.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities in the fiscal years 1992, 1993 and 1994.


                                                                                         Long Term Compensation
                                                                                --------------------------------------------
                                       Annual Compensation                                         Awards
                                   -----------------------------------------    -------------------------------------------------
                                                                      Other                        Securi-            All
Name                                                                  Annual      Restricted       ties Un-          Other
and                                                                   Compen-      Stock           derlying          Compen-
Principal                                Salary        Bonus          sation      Award(s)         Options           sation
Position                Year               ($)          ($)            ($)          ($)              (#)             ($)(3)
- --------------------    ----            -------        -------        -------    ----------        --------        ---------
Brian W. H.             1994            400,000        240,000        (1)          - 0 -           15,000            64,300
Marsden                 1993            380,000        228,000                    34,500           15,000            44,650
Chairman and Chief      1992            360,000         - 0 -                      - 0 -           10,000            68,264
Executive

Stephen D. Bennett      1994            250,000        112,500       37,650(1)    34,875           10,000            35,861
President and Chief     1993            210,000         94,500       32,812       25,875           10,000            24,675
Operating Officer       1992            160,000          - 0 -                   107,250            7,000            25,900

Richard J. Stefan       1994             141,000        63,500         (1)         - 0 -            4,000            21,680
Vice President-         1993             135,000        60,800                    17,250            4,000            15,862
Employee Relations      1992             129,000                                   7,375            4,000            20,636

Edward P. Weber, Jr.    1994             142,000        63,900         (1)        23,250            4,000            21,820
Vice President,         1993             136,000        61,200                    17,250            4,000            15,980
General Counsel         1992             130,000         - 0 -       18,972       11,062            4,000            20,776
  and Secretary

Jerry F. Williams       1994             178,000        80,100         (1)        27,900             5,000           26,951
Vice President-         1993             170,000        76,500                    20,700             5,000           19,975
Finance and             1992             160,000         - 0 -       16,448       14,750             5,000           25,564
Administration

(1) The dollar value of perquisites and other personal benefits for executive officers other than Mr. Bennett was less than the established reporting thresholds. The amount reported for Mr. Bennett includes $25,219 for country club fees and dues which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Bennett and $12,431 for automobile expenses.

(2) Values of restricted stock awards in the Summary Compensation Table are based on the closing price on the date of grant. The total number and value of the aggregate restricted shares at December 25, 1994 based on the closing price on that date, were as follows: Mr. Marsden, 3,700 shares, value $66,831; Mr. Bennett, 4,900 shares, value $88,506; Mr. Stefan, 1,300 shares, value $23,481; Mr. Weber, 2,200 shares, value $39,738; Mr. Williams, 2,710 shares, value $48,949. Dividends are payable on restricted shares.

     The vesting schedule for stock awards granted on January 29, 1994 is 20% of the shares granted on July 30, 1994, 1995, 1996, 1997 and 1998. The total number of shares granted and the number of shares of each

                                       12

(2)  continued

     installment follows: Mr. Marsden, none; Mr. Bennett, 1,500 shares granted in installments of 300 shares each, Mr. Stefan, none; Mr. Weber, 1,000 shares granted in installments of 200 shares each; Mr. Williams, 1,200 shares in installments of 240 shares each.

     The vesting schedule for stock awards granted on January 26, 1993 is 20% of the shares granted on July 27, 1993, 1994, 1995, 1996 and 1997. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, 2,000 shares granted in installments of 400 shares each; Mr. Bennett, 1,500 shares granted in installments of 300 shares each;
     Mr. Stefan, 1,000 shares granted in installments of 200 shares each; Mr.
     Weber, 1,000 shares granted in installments of 200 shares each; Mr.
     Williams, 1,200 shares granted in installments of 240 shares each.

     The vesting schedule for stock awards granted on January 22, 1992 is 20% of the shares granted on July 23 of 1992, 1993, 1994, 1995 and 1996. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, none; Mr. Bennett, 1,000 shares granted in installments of 200 shares each; Mr. Stefan, 500 shares granted in installments of 100 shares each; Mr. Weber, 750 shares granted in installments of 150 shares each; Mr. Williams, 1,000 shares granted in installments of 200 shares each.
     The vesting schedule for the stock award granted to Mr. Bennett on June 12, 1992 is 1,000 shares on December 13, 1992 through 1996 for a total grant of 5,000 shares.

(3) Amounts in this column are Company contributions to the SERSP and ESOP, which are defined contribution plans.


                      [This Space Intentionally Left Blank]

STOCK OPTION GRANTS IN 1994

     The following table sets forth certain information relating to options to purchase common stock granted in the fiscal year 1994 to the five individuals named in the Summary Compensation Table.

                                    OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATE OF
                                                                                                    STOCK PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS IN 1994                                           OPTION TERM(5)
                       ----------------------------------------------------------------------       -----------------------------
                        NUMBER OF
                        SECURITIES      PER CENT OF
                        UNDERLYING      TOTAL OPTIONS        EXERCISE OR
                        OPTION          GRANTED TO           BASE PRICE
                        GRANTED (2)     EMPLOYEE IN          PER SHARE(4)          EXPIRATION
NAME                      (#)           FISCAL YEAR(3)         ($SH)                DATE                5% ($)          10% ($)
- --------------------    -----------     --------------       ------------          -----------        ----------        -----------
All Shareholders (6)                                                                                  83,434,150        211,439,345
B. W. H. Marsden        15,000              17.96%              23.875               5/26/04             225,223            570,759
S. D. Bennett           10,000              11.97%              23.875               5/26/04             150,149            380,506

R. J. Stefan             4,000               4.79%              23.875               5/26/04              60,059            152,202
E. P. Weber              4,000               4.79%              23.875               5/26/04              60,059            152,202

J. F. Williams           5,000               5.98%              23.875               5/26/04              75,074            190,253

Named Executive Officers' Gains as a % of All                                                               .684%              .684%
Shareholders' Gains(7)


(1)  Stock Appreciation Rights were not granted during 1994.

(2) All options were granted on May 26, 1994. One-half of the options become exercisable on May 26, 1995 and one-half become exercisable on May 26, 1996 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option agreement. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3)  Based on 83,500 options granted to all employees.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the common stock on the NASDAQ Over-the-Counter Markets, National Market Issues, as reported in THE WALL STREET JOURNAL for the date of grant.

(5) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 5,556,792 outstanding shares - the number of shares outstanding on the date of grant. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are NOT intended to forecast future appreciation of the common stock. As an alternative to the assumed potential realizable values stated in the 5% and 10% Columns, SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company does not believe there is a reliable method of computing the present value of such stock options.

(6) All Shareholders is shown for comparison purposes only. The potential realizable value illustrates the gains all shareholders could realize assuming a hypothetical ten-year option granted at $23.875 per share on


     May 26, 1994 if the share price of the common stock increases at the assumed annual rates shown in the table. There can be NO assurance that the common stock will perform at the assumed annual rates shown in the table. The Company will neither make nor endorse any predictions as to future stock performance.

(7) This analysis illustrates the proportion of named executive officers' gains as a per cent of all shareholders' gains under the above assumptions.

AGGREGATED OPTION EXERCISES IN 1994 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options in 1994 to purchase common stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase common stock held by such individuals at December 25, 1994.


                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     FISCAL YEAR END OPTION VALUE(1)

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY  OPTIONS AT
                                 SHARES                       OPTIONS AT 12/25/94                 12/25/94(2)
                              ACQUIRED ON     VALUE          --------------------------   ----------------------------
                               EXERCISE      REALIZED        EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
NAME                             (#)            ($)             (#)              (#)           ($)          ($)
- -------------------------     ------------   ---------     -------------   ------------   -----------    -------------
Brian W. H. Marsden              - 0 -          N/A            91,800           22,500      307,525        29,062
Stephen D. Bennett               - 0 -          N/A            24,400           15,000       59,362        19,375
Richard J. Stefan                - 0 -          N/A            25,550            6,000       76,518         7,750
Edward P. Weber, Jr.             - 0 -          N/A            25,650            6,000       76,518         7,750
Jerry F. Williams                - 0 -          N/A            32,250            7,500       95,943         9,687


(1)  No SAR's have been granted by the Company.
(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $18.375, minus the exercise price.
     Options granted in 1989, 1992 and 1994 were not in-the-money at fiscal year end.

DEFINED BENEFIT PLAN



    AVERAGE ANNUAL
    EARNINGS FOR THE 5
    HIGHEST 12-MONTH
    PERIODS DURING THE
    LAST 10 CONSECUTIVE                            ESTIMATED ANNUAL PENSION PAYABLE
    12-MONTH PERIODS                               BASED ON YEARS OF SERVICE INDICATED
    -------------------             ----------------------------------------------------
                                    15 YEARS              20 YEARS         25 YEARS
                                    --------              --------         --------
        $100,000                     14,231                22,106            29,981
        $150,000                     26,044                37,856            49,669
        $200,000                     37,856                53,606            69,356
        $250,000                     49,669                69,356            89,044
        $300,000                     61,481                85,106           108,731
        $400,000                     85,106               116,606           148,106
        $500,000                    108,731               148,106           187,481
        $600,000                    132,356               179,606           226,856
        $700,000                    155,981               211,106           266,231
        $800,000                    179,606               242,606           305,606
        $900,000                    203,231               274,106           344,981

     Since May 29, 1986 Acme Steel Company has maintained the "Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees" (the "Consolidated Plan"). Effective July 31, 1994, the Acme Metals Incorporated Salaried Employees' Past Service Pension Plan, the plan which provided benefits to certain employees of the Company, including certain executive officers, was merged into the Consolidated Plan, which became the "Consolidated Pension Plan for Acme Salaried and Hourly Employees." Effective January 1, 1994, the Company adopted the Acme Metals Incorporated Supplemental Benefits Plan (the "Supplemental Benefits Plan") to pay benefits to employees of the Company, which would be payable under the Consolidated Plan, except for the limits imposed under the Internal Revenue Code of 1986 (the "Code"). The Supplemental Benefits Plan is a non-qualified plan for purposes of ERISA and is unfunded.

     The Consolidated Plan provides benefits based on years of credited service with the Company (including prior service with Acme Steel Company) through December 31, 1981 and average annual earnings for the 5 highest 12-month periods during the 10 consecutive 12-month periods preceding retirement. The Company and Mr. Marsden are parties to the Deferred Compensation Agreement which entitles Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Consolidated Plan unless (i) his employment with the Company is terminated for "Cause" (as defined in the Deferred Compensation Agreement) or (ii) he engages in "competitive activity" (as defined in the Deferred Compensation Agreement) for the period and under the circumstances provided in that agreement. Corporate funds, rather than pension trust assets, will be used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service as of December 31, 1981. Mr. Williams has approximately 17 years of credited service and Mr. Stefan has approximately 22 years of credited service. Any pension benefits to Mr. Williams and Mr. Stefan in excess of the maximum amounts permitted under the Code will be provided under the Supplemental Benefits Plan unless either experiences a "Discharge for Cause" (as defined in the Supplemental Benefits Plan). Messrs. Bennett and Weber joined the Company after December 31, 1981 and therefore do not participate in the Consolidated Plan.

     The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $8,947.00 per year. Different benefits under the Consolidated Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.

     The Consolidated Plan provides a transition pension for salaried employees, including certain executive officers, who were employed on December 31, 1981, if the benefit attributable to certain contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings Plan (the "SERSP ") is less than the benefit under the Consolidated Plan, which would be attributable to continuous service between January 1, 1982 and the earlier of December 31, 1991 and termination of employment. The amount attributable to such Company contributions from 1982 through 1988 is all Company contributions in excess of 6 1/2 percent of the participant's earnings and from 1989 through 1991 is all Company contributions, for each calendar quarter of continuous service, together with amounts which would have been earned had such contributions been invested and reinvested in the Diversified Investment Fund in the SERSP. In the case of executive officers, earnings are the same for purposes of the SERSP as for purposes of the Consolidated Plan. Future performance of the Diversified Investment Fund, annuity interest rates, and the earnings of participants during the 10 years preceding retirement will determine whether or not any transition pension will be payable. Unless a participant becomes entitled to a transition pension, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Consolidated Plan.

CHANGE IN CONTROL ARRANGEMENTS

     On May 25, 1992, the Board adopted the Key Executive Severance Pay Plan (the "Plan") from Acme Steel Company and designated the executive officers of the Company and certain other individuals as participants. A participant may be entitled to severance benefits under this Plan if there is a termination of his employment without cause at any time within three years after a Change in Control of the Company (as defined in the Plan). In addition, following a Change in Control a participant may elect to terminate his employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a good faith determination by the participant that as a result of the Change in Control, he is unable to carry out the authorities, powers, functions or duties attached to his position; a significant adverse change in his position, duties or compensation; the failure of a successor to assume the Company's obligations under the Plan; excessive travel requirements or the substantial relocation of his place of work; or, the reorganization, dissolution, liquidation, consolidation or merger of the Company or the sale of a significant portion of its assets.

     Under the Plan, a Change in Control is deemed to have occurred if (i) the Company is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former shareholders of the Company own less than 75 per cent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of 25 per cent or more of the voting power of the Company,
(iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board without the approval of two-thirds of the remaining Board members, (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (v) any other event, or events, which the Board shall determine to be a Change in Control.

     A participant who is terminated with rights to severance compensation under this Plan will be entitled to receive in respect of the "Severance Period" (as defined in the Plan), in lieu of further salary payments to the participant, the following: (i) a sum equal to (a) three times the participant's highest annual aggregate base salary in effect at any time within five years prior to the date the "Notice of Termination of Employment" (as defined in the Plan) is given, plus (b) an amount equal to the average compensation paid in the two calendar years prior to the date said Notice is given to the participant under the EIC Plan, or any successor plan (provided, however, the participant may elect to receive said sums in thirty-six (36) equal monthly payments, including interest, after the date of said Notice); (ii) for a period of thirty-six (36) months following the date of "Termination of Employment" (as defined in the Plan), or until a participant's death, if earlier, life, health and accident insurance benefits and other executive benefits the participant was receiving immediately prior to the date of Termination of Employment; (iii) all benefits to which the participant is entitled as a participant under the Salaried Employees' Past Service Pension Plan, the Salaried Employees Retirement Savings Plan or other plan or agreement relating to retirement benefits; and, (iv) all legal fees and expenses incurred by a participant, if any, as a result of such Termination of Employment or enforcing any right or benefit under the Plan. A letter of credit has been obtained by the Company for the purpose of securing the payment of such legal fees and expenses.

     The net amount payable to any participant under the Plan, taking into account payments under Other Plans, (as defined in the Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Code), which, generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

     To protect both the Company and any participant, if the severance compensation under the Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

     The Committee is composed of five independent non-employee members of the Board. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board. The Committee held 2 meetings in 1994. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

     The Company's compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of increasing shareholder returns. To achieve these goals, the Committee believes it necessary:

     * To attract, develop, retain and reward those executives who complement the Company's shareholder interest objective in accordance with the Company's compensation philosophy.

     * To provide short-term incentive bonus opportunities based on corporate performance measures evaluated from the annual business plan proactively approved by the Board, the Committee recommends to the Board which performance criteria (e.g., ROE, ROI, cash flow, operating or sales performance measures, safety or quality performances, etc.), which may change from year to year, shall be used to assess performance and threshold, target and maximum bonus levels are assigned.

     * To provide long-term incentive opportunities in the form of options and awards of shares of common stock via a plan which was approved by the shareholders in 1986 and which is designed to align the interests of the executives with those of the shareholders.

COMPENSATION PROGRAM COMPONENTS

    The particular elements of the compensation program for executive officers are outlined below.

BASE SALARY -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

ANNUAL INCENTIVE COMPENSATION -- Prior to the beginning of each year, the Committee adopts, subject to ratification by the Board, the Executive Incentive Compensation Plan ("EIC") objectives for that year, designates the participants to one of five groups having varying ranges of incentive compensation opportunities, and determines how incentive payments will be calculated. The maximum incentive compensation opportunity for any individual is sixty percent of his base salary for the year in question. In 1994, the corporate performance criteria was Return on Equity. The maximum Return on Equity level was achieved and each executive officer earned the maximum EIC payment for the group to which the executive was assigned. Payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years. The Committee, subject to ratification by the Board of Directors, reserves the right to amend, suspend or terminate, in whole or in part, any or all provisions of the Plan, provided the same does not result in an increase in the awards made to the Chief Executive Officer or other executive officers.

LONG-TERM INCENTIVE COMPENSATION -- The Company's 1986 Stock Incentive Program (the "Program") is designed to furnish long-term incentives to executive officers and other key corporate employees to improve corporate profits and shareholder value by providing such persons opportunities to acquire shares of common stock pursuant to the grant of stock awards, stock options, stock appreciation rights and/or to receive monetary payments upon terms and conditions adopted by the Committee and ratified by the Board. Stock awards are generally granted with an earnout period of 5 years in installments of twenty per cent per year in amounts determined by the Committee. The Committee believes this approach to long-term opportunities fosters shareholder value over the long term, since the realization of increased benefit to the executive is based solely on stock price appreciation. Stock options are granted for a term of 10 years, currently vest over a two-year period (one-half each year), and are granted with an exercise price equal to the market price on the date of grant as defined in the Program. Stock appreciation rights may be granted in connection with grants of stock options ("Companion Option"). Generally stock appreciation rights relate to the same number of shares of common stock covered by the Companion Option and are subject to the same conditions relating to the Companion Option, except for such additional limitations as may be required by the Program or by the Board. The Committee recommends to the Board those individuals who will participate annually and the Committee may amend or discontinue the Program at any time, subject to ratification by the Board.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Chairman and Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary adjustment in 1994, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and increased responsibilities. The Committee is also influenced by the CEO's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes that it is important to compensate the CEO at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was increased to $400,000 in 1994, from $380,000 in 1993.

    In 1994 the Chief Executive Officer was granted options to purchase 15,000 shares of common stock at $23.875 per share and in 1993 was granted options to purchase 15,000 shares of common stock at $14.50 per share.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In 1993, the Internal Revenue Code was amended (I.R.C. Section 162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the $1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. Section 162(m) and the regulations proposed thereunder, as performance-based compensation.

    The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation.

SUMMARY

    The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations with which the Company competes. Further, the annual EIC Plan and long-term Program are directly linked to both the annual financial and operational results of the Company as well as the toward the long-term growth of shareholders' value of the Company's shareholders.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:  FRANK
A. LEPAGE, CHAIRMAN, C. J. GAUTHIER, JULIEN L. MCCALL, WILLIAM P. SOVEY, WILLIAM
R. WILSON.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 1994 the Compensation Committee of the Board was comprised of the following non-employee directors: C. J. Gauthier, Julien L. McCall, Frank A. LePage (Chairman), William P. Sovey, William R. Wilson.

    Mr. LePage is a director of Parker-Hannifin Corporation to which a subsidiary of the Company sold tubing in the amount of $2,882,149; and Mr. Wilson is a director of Columbia Gas System, Inc. from which the Company made purchases of $63,021 for natural gas.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

    In the fiscal year 1994, the Company and its subsidiaries made sales to and purchases from corporations (including subsidiaries), certain executive officers and directors of which are also directors of the Company, as follows: Messrs. Jordan, MacDonald and Sutherland are directors of ARAMARK Corporation from which the Company made purchases of $169,440 for food services; Mr. Laidlaw is a partner in the law firm of Seyfarth, Shaw, Fairweather and Geraldson to which the Company paid $98,855 for professional services on behalf of the Company; Mr. LePage is a director of Parker-Hannifin Corporation to which the Company made sales of $2,882,149 for tubing; Mr. Wilson is a director of Columbia Gas System, Inc. from which the Company made purchases of $63,021 for natural gas. There were also purchases from one other company which did not exceed $60,000. All transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, the amounts involved have, in no case, been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

                                PERFORMANCE GRAPH

    The performance graph below provides an indicator of the cumulative total shareholder returns for the Company for a five-year period as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.


                Comparison of Five-Year Cumulative Total Return*
                  Acme Metals Incorporated, Russell 2000** and
                            Value Line Peer Group***



FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


- ---------------------------------------------------------------
                                         Russell        Peer
Date                       ACME          2000           Group
- ---------------------------------------------------------------
December 1989             $100.00        $100.00        $100.00
December 1990             $ 75.00        $ 80.50        $ 72.71
December 1991             $ 74.31        $117.57        $ 75.37
December 1992             $ 73.70        $139.23        $ 71.12
December 1993             $100.11        $165.53        $141.11
December 1994             $100.46        $162.51        $126.48
- ---------------------------------------------------------------


PEER GROUP COMPANIES
Bethlehem Steel Corp.
Dofasco, Inc.
Inland Steel Industries, Inc.
LTV Corp.
Stelco Industries, Inc.
USX-U.S. Steel Group
WHX Corp.





* Assumes $100 invested on December 31, 1989 in common stock, Russell 2000, and Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value Line Peer Group consists of the companies in the Value Line
    Investment Survey - Steel Group (integrated), and includes Bethlehem Steel Corp., Dofasco, Inc., Inland Steel Industries, Inc., LTV Corp., Stelco Industries Inc., USX-U.S. Steel Group and WHX Corp. These companies are engaged in substantially the same industry as and are subject to the same market influences as the Company. Armco, Inc. is no longer included in the Value Line Investment Survey-Steel Group (integrated) ("Steel Group") and does not appear in this year's Performance Graph. Value Line has added LTV Corp. and USX-U.S. Steel Group to the Steel Group and they are included in this year's Performance Graph. Name changes for Bethlehem Steel Company to Bethelem Steel Corp., Stelco, Inc. to Stelco Industries Inc. and Wheeling-Pittsburgh Corporation to WHX Corp. do not reflect a change in the companies included in the Steel Group from 1994.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

    The Board, acting upon the recommendation of its Audit Review Committee, on October 27, 1994, appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1995.

    The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1995 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board will reconsider its selection of independent accountants. A representative of Price Waterhouse LLP will be present at the meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.



    The Board recommends a vote FOR the ratification of the appointment of Price Waterhouse LLP as independent accountants which is presented as Proposal No. 2.



    The solicitation of proxies in the form which accompanies this proxy statement is made on behalf of the Board of the Company. Proxies in such form will confer discretionary authority with respect to any other matters which may properly be brought before the meeting.

    The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this proxy statement, the only business which management intends to present, or knows that others will present, is that described in this proxy statement. If other matters properly come before the meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the meeting.

    By order of the Board.



                                          /s/ Edward P. Weber, Jr.

                                          Edward P. Weber, Jr.
                                          Secretary


Dated:  March 31, 1995

ADMISSION

If you plan to attend the meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the meeting. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the meeting to confirm your ownership of shares.

LOCATION

Harris Trust and Savings Bank is located at 111 West Monroe, Chicago, Illinois between Clark and LaSalle. The telephone number of the main bank is 312-461-2121.

     *    Enter the bank at the 115 South LaSalle entrance.

     *    Take the escalators to the 3rd floor.

     * Take an elevator (located to the right of the escalator) to the 8th floor Auditorium.

   Public parking is available at a garage at Wells and Monroe Street, one block west of the bank.

P                         ACME METALS INCORPORATED
R                          13500 S. Perry Avenue
O                      Riverdale, Illinois 60627-1182
X
Y      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the accompanying Notice of Meeting and 1995 Proxy Statement and hereby appoints Stephen D. Bennett, Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at the Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60690 on Thursday, April 27, 1995, at 10:00 a.m., central time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.


Election of Directors (see reverse side)
Nominees:
Class I Directors         Class III Directors
- -----------------         -------------------
Carol O'Cleireacain       Edward G. Jordan
L. Frederick Sutherland   Reynold C. MacDonald
                          Brian W. H. Marsden
                          William P. Sovey

  Comments: (such as change of address)

_________________________________________

_________________________________________

_________________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS (SEE ACCOMPANYING PROXY STATEMENT). THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

/X/ Please mark your                                                   4908
    votes as in this
    example.


     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND
                                  FOR PROPOSAL 2.

                  FOR   WITHHELD                   FOR    AGAINST   ABSTAIN
1. Election of    / /     / /     2. Approval of   / /     / /        / /
   Directors                         independent
   (see reverse)                     accountants

For, except vote withheld from
the following nominee(s):

_______________________________


3. In the discretion of the Proxies
   named herein, upon such other
   matters as may properly come
   before the meeting.



                                             / / Change of  / / I plan to attend
                                                 address/       the Annual
                                                 comments       Meeting of
                                                 on reverse     Shareholders

                                            Note: Please sign exactly as name
                                                  appears hereon. Joint owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.
                                            The signer hereby revokes all
                                            proxies heretofore given by the
                                            signer to vote at said meeting or
                                            any adjournments thereof.

                                            ___________________________________

                                            ___________________________________
                                             SIGNATURE(S)             DATE